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Exhibit 10.4

FULLY DISCLOSED CLEARING AGREEMENT

OF

KEEFE, BRUYETTE & WOODS, INC.

        THIS AGREEMENT is made and entered into this 28th day of February, 2005 by and between Fortis Securities LLC ("Fortis"), a Limited Liability Company, and Keefe, Bruyette & Woods, Inc. ("Broker"), a New York Corporation.

1.0    APPROVAL

        This Agreement shall be subject to approval by the National Association of Securities Dealers ("NASD") and the New York Stock Exchange, Inc. ("NYSE"). Fortis shall submit this Agreement to the NASD and Broker shall submit the Agreement to the NYSE. In the event of disapproval, the parties shall bargain in good faith to achieve the requisite approval.

2.0    AGREEMENT

        From the date of this Agreement until the termination of this Agreement as provided in Paragraph 22 hereof, Fortis shall carry the proprietary accounts of Broker and the cash accounts of the customers of Broker introduced by Broker to Fortis, and accepted by Fortis (as provided in Paragraph 5.1.1), and shall clear transactions on a fully disclosed basis for such accounts, in the manner and to the extent set forth in this Agreement. Broker acknowledges that security transactions contemplated under this Agreement will be settled by Fortis with Broker's customers on a receive versus payment and/or delivery versus payment basis. Fortis does not intend to carry security positions or cash of Broker's customers, other than in connection with "failed" transactions.

3.0    ALLOCATION OF RESPONSIBILITY

3.1    Responsibilities of the Parties.    Pursuant to NYSE Rule 382 and NASD Rule 3230, responsibility for compliance with applicable laws, rules, and regulations of the Securities and Exchange Commission ("SEC"), the NASD, the NYSE, and any other regulatory or self-regulatory agency or organization (collectively the "Rules") shall be allocated between Fortis and Broker as set forth in this Agreement. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the performance and supervision of that function.

3.2    Relationship with Customers.    Except as provided in Paragraph 27.11 of this Agreement, all customers receiving services pursuant to this Agreement shall remain customers of Broker. Fortis shall provide services under this Agreement to Broker only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Fortis pursuant to this Agreement. Broker shall enter into appropriate contractual arrangements with customers on its own behalf, and such agreements shall make Broker, and not Fortis, responsible to customers for the provision of services. Broker shall not be deemed to be an agent of Fortis for any purpose, nor shall Fortis be deemed to have a fiduciary relationship with any of Broker's customers. Broker acknowledges that Fortis does not control the business or operations of Broker.

4.0    REPRESENTATIONS AND WARRANTIES

4.1    Broker.    Broker represents and warrants that:

4.1.1    Corporation Duly Organized.    Broker is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

4.1.2    Registration.    Broker is duly registered and in good standing as a broker-dealer with the SEC.

4.1.3    Authority to Enter Agreement.    Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any regulatory or self-regulatory organization to which Broker is subject, to enter into this Agreement and to retain the services of Fortis in accordance with the terms of this Agreement.

4.1.4    Material Compliance with Rules and Regulations.    Broker and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with, the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Broker is a member, of the SEC, and of every state to the extent that Broker or any of its employees is subject to the jurisdiction of that state.

4.1.5    Broker Responsibility.    Broker shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering, commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement; (ii) preparation of Broker's payroll records, financial statements, or any analysis thereof; (iii) preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Fortis on behalf of Broker pursuant to this Agreement; and (iv) payment of commissions to Broker's sales personnel.

4.1.6    With respect to any transaction directed by or on behalf of Broker or Broker's customers, Broker shall be responsible for any money, securities, and documents provided by Broker or its customers that are not (as appropriate) genuine, in good deliverable form, free of liens, charges, and unencumbered by any rights, claims or interests of any third person.

4.1.7    Broker shall ensure that all instructions or information Broker passes to Fortis, customers, or third parties in relation to securities transactions or services to be provided by Fortis are complete and accurate and not misleading and are passed on promptly.

4.1.8    Broker shall, on a reasonably regular basis, verify the status of instructions Broker passes to Fortis on behalf of any customer of Broker and notify Fortis promptly on becoming aware of any failure or delay on its part or the part of any customer of Broker in effecting execution or settlement (as the case may be) pursuant to any such instructions or any actual or suspected error or fraud in or affecting the sending or receiving of any such instructions and shall use its best endeavors to assist in any steps Fortis may propose to remedy the same;

4.2    Fortis.    Fortis represents and warrants that:

4.2.1    Duly Organized.    Fortis is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the state of Delaware.

4.2.2    Registration.    Fortis is duly registered and in good standing as a broker-dealer with the SEC and is a member firm in good standing of the NASD.

4.2.3    Authority to Enter Agreement.    Fortis has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any regulatory or self-regulatory organization to which Fortis is subject, to enter into this Agreement and to provide services in accordance with the terms of this Agreement.

4.2.4    Compliance with Registration.    Fortis and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Fortis is a member, of the Securities and Exchange Commission ("SEC"), and every state if required.

5.0    ESTABLISHING AND ACCEPTING NEW ACCOUNTS

5.1    Acceptance of New Accounts.    Broker shall be responsible for opening, monitoring, and approving new accounts in compliance with the Rules.

5.1.1    Fortis reserves the right to reasonably reject any account that the Broker may forward to Fortis as a potential new account for commercially reasonable reasons, including but not limited to, credit and reputational considerations. Fortis also reserves the right to terminate any account previously accepted by it as a new account. Fortis must provide Broker with reasonable notice of any such rejection or termination.

5.2    Maintenance of Account Information.    Fortis may rely without inquiry on the validity of all customer information furnished to it by Broker. Possession of any such documents or information, however provided, concerning Broker's customers does not create a duty on the part of Fortis to review or understand the content of those documents.

6.0    SUPERVISION OF ORDERS AND ACCOUNTS

6.1    Responsibility for Compliance.    Broker shall be solely responsible for compliance with suitability, "Know Your Customer" rules, and other requirements of federal and state law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Fortis of surveillance records, exception reports, or other similar data shall not obligate Fortis to review or be aware of their contents. Fortis shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Broker or any customer of Broker.

6.2    Compliance Procedures.    Broker agrees to supervise compliance with the Rules. Broker shall review transactions and accounts to assure compliance with prohibitions against manipulative practices and insider trading and other requirements of federal and state law and applicable regulatory and self-regulatory rules and regulations to which Broker or its customer are subject. Without limiting the above, Broker shall be responsible for compliance with the supervisory requirements in Section 15(b)(4) of the Securities Exchange Act of 1934, as amended, NASD Rule 3010, NYSE Rules 342, 351 and 431, and similar rules adopted by any other regulatory or self-regulatory agency or organization, to the extent applicable.

6.3    Knowledge of Customer's Financial Resources and Investment Objectives.    Broker shall comply with Rule 405(1) of the NYSE or comparable requirements of similar rules of any other regulatory or self-regulatory organization to which Broker is subject. Broker shall obtain all essential facts relating to each customer, each cash and margin account, each order, and each person holding a power of attorney over any account, in order to assess the suitability of transactions (when required by applicable rules), the authenticity of orders, signatures, endorsements, certificates, or other documentation, and the frequency of trading. Broker warrants that, to the best of its knowledge, Broker will not open or maintain accounts for persons who are minors or who are otherwise legally incompetent and that Broker will comply with NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized.

6.4    Furnishing of Investment Advice.    Broker shall be solely responsible for any recommendation or advice it may offer to its customers.

6.5    Discretionary Accounts.    Broker shall be solely responsible for obtaining customer approval for and supervising discretionary accounts.

6.6    Obligations Regarding Certain Disclosures.    Broker shall make any disclosures and obtain any agreements from its customers required by applicable law or regulation, including, without limitation, any disclosures or agreements required for margin, listed options, penny stocks, derivative securities, account transfers or conversions. The cost of making such disclosures or obtaining such agreements shall be borne by Broker.

7.    The Deposit Account

7.1
Fortis shall open an account in its books in the name of the Broker (the "Deposit Account") to which there shall be credited:

(a)
an Initial Security Deposit of $1 million in cash or cash equivalent marketable securities;

(b)
from time to time, such other amounts (if any) as may be agreed between Fortis and the Broker.

  Any balance standing to the credit of the Deposit Account at any relevant time, including any interest credited thereto in accordance with Paragraph 7.2 and any credit resulting from clearance activity or money transfers is herein called the "Balance". The Deposit Account shall not represent an ownership interest by Broker in Fortis.

7.2
Interest will be credited to the Deposit Account at the Fortis Account Rate as detailed in Schedule A.

7.3
The Balance shall be available to Fortis only for the purposes described in Paragraphs 7 and 8, and to secure any obligations to Fortis under this Agreement and not for any other purpose. The Balance shall not be capable of being withdrawn or assigned or otherwise dealt with or encumbered by the Broker, except as specified in Paragraphs 7 and 8.

7.4
As and when a payment obligation of the Broker in favor of Fortis arises, whether pursuant to an indemnity or otherwise, Fortis shall be entitled to apply against such payment obligation all or any part of the Balance.

7.5
Fortis shall take reasonable steps to recover any amounts payable by any customer to Fortis in respect of which a payment obligation may arise provided that the Broker shall, to the extent not reasonably recoverable from any customer, Broker or other third party, pay any costs incurred by Fortis in taking such reasonable steps.

7.6
The Balance may be increased from time to time by receipt into the Deposit Account of sums from a customer in respect of which a payment obligation has arisen and been settled in accordance with Paragraph 7.4.

7.7
All or any part of the Balance will be returned to the Broker if Fortis so agrees or, in no event, later than thirty days after termination of this Agreement if there are no unsettled Transactions and no pending claims, as to which Broker has been provided notice, for which Broker may be liable to Fortis.

7.8
With reference to Paragraph 7.1, Fortis shall return that part of the Balance to the Broker that exceeds the aggregate of:

(a)
the amount required pursuant to Paragraph 7.1 or such other amount as has been agreed to between Fortis and the Broker; and

(b)
the amount of liquidated financial exposure on all unsettled Transactions.

7.9
Fortis shall keep a record of all deductions and additions to the Deposit Account and shall supply the Broker with a statement of account of any activities in such Deposit Account on a daily basis.

7.10
For the avoidance of doubt, Fortis shall be entitled to retain for its own account any income in excess of the interest payable in accordance with Paragraph 7.2 which Fortis may derive from its use of any money in the Deposit Account.

8.    GRANT OF SECURITY INTEREST AND USE OF COLLATERAL

8.1
To secure the timely discharge of all the Broker's obligations to Fortis, the Broker grants to Fortis a security interest in, lien upon, and right of offset as to the Deposit Account, the Balance, Broker's proprietary accounts, and all money, securities, financial assets and other investment property, and rights with respect to such Deposit Account, the Balance, and all money, securities, financial assets and other investment property, and all proceeds thereof and accommodations thereto, now or thereafter held by, deposited with, or otherwise within the possession or control (whether credited to the Deposit Account or otherwise) of Fortis, its agents, or affiliated persons (as defined by the Securities Exchange Act of 1934, as amended) ("Collateral"); provided, however, that the security interest and lien granted hereunder shall not extend to securities as long as they are carried on Fortis's books, pursuant to Broker's instructions, in a safekeeping or segregation account for securities to be held free from Fortis's lien.

8.2
Fortis shall have the right to dispose of Collateral in any manner permitted under the New York Uniform Commercial Code or other applicable law. Disposition of the Collateral will be deemed to be in a commercially reasonable manner if Fortis

(a)
retains the services of a "broker's broker" or other broker or securities dealer,

(b)
sells the Collateral for settlement on the same business day as the day of sale or next business day after sale (cash sale), and

(c)
Fortis or its affiliates may purchase the Collateral at any sale at the highest publicly quoted ask price on the date of sale or at the highest publicly quoted ask price at the open of business on the next business day if the sale is not held during business hours.

8.3
Regarding Collateral in Fortis's possession or control, Fortis shall use reasonable care in the custody and preservation of such Collateral, but need not take any steps necessary to preserve rights against prior parties, unless instructed by the Broker and then only at the Broker's expense.

8.4
Fortis may grant a security interest in, pledge, re-pledge, hypothecate, re-hypothecate, enter into, and perform repurchase and reverse repurchase agreements and securities loan and securities borrow agreements with the Collateral, separate or together with Collateral of other Brokers, without retaining possession or control of a like amount of Collateral and without notice to the Broker. Fortis may use and deal with the Collateral and bear the risk and benefit thereof; Fortis's only obligation being to return the Collateral upon the Broker's satisfaction in full of its obligations to Fortis or the deposit with Fortis of Collateral satisfactory to Fortis in substitution for the Collateral being returned or a combination of the foregoing.

8.5
At such time as Fortis reasonably deems itself insecure with respect to the Broker's ability to perform its obligations, Fortis may request and the Broker shall promptly deliver additional Collateral to Fortis in a reasonable amount as mutually agreed to by Fortis and Broker. As to the additional Collateral, Fortis shall have all the same rights as to additional Collateral as are granted it with respect to the Collateral in Paragraphs 8.1 through 8.4 above.

  The Broker specifically agrees that

  (a)
  to promptly honor all appropriate demands for payment of funds in immediately available funds which will be fulfilled not later than 6:00 p.m. New York time on a given business day if such request is made before 10:00 a.m. New York time and by 10:00 a.m. New York time on the following business day if such request is made on or after 6:00 p.m. on such day. All oral demands will be deemed made at the time of oral request if immediately thereafter such oral demands are confirmed in writing.

  (b)
  Securities deposited by the Broker as Collateral in which the Broker makes a market may be valued at a discount (which may be significant), as determined by Fortis in its sole discretion.

  (c)
  that requests by Fortis for the deposit of additional Collateral, reduction in amount or payment in full of credit extended for or arranged for Broker or a combination thereof be fulfilled not later than 6:00 p.m. New York time on a given business day if such request is made before 10:00 a.m. New York time and by 10 a.m. New York time on the following business day if such request is made on or after 10:00 a.m. on such day. All oral demands will be deemed made at the time of oral request if immediately thereafter such oral demands are confirmed in writing.

9.0    EXTENSION OF CREDIT

        Forts will not offer margin accounts to customers introduced by Broker.

10.0
MAINTENANCE OF BOOKS AND RECORDS

10.1    Stock Records.    Fortis shall maintain stock records and other prescribed books and records of all transactions executed or cleared through it. Unless otherwise required by law, Fortis shall have no obligation to maintain, or make available to Broker, such books and records after termination of this Agreement. If, however, Fortis does make such books and records available to Broker after the termination of this Agreement, Broker shall reimburse Fortis for its costs and expenses in retrieving such books and records.

10.2    Regulatory Reports and Records.    Broker shall prepare, submit, and maintain copies of all reports, records, and regulatory filings required of Broker by any entity that regulates it, including, but not limited to, copies of all account agreements and similar documentation obtained pursuant to Paragraph 5 of this Agreement and any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, (the "Bank Secrecy Act"), and any rules and regulations promulgated pursuant thereto.

10.3    ANTI-MONEY LAUNDERING, OFFICE OF FOREIGN ASSETS CONTROL, AND ANTI-TERRORIST FINANCING OBLIGATIONS

        Broker and Fortis assure each other that each party to this Agreement is performing its anti-money laundering obligations as required by law and regulation and otherwise set forth the responsibilities that each party will undertake to prevent money laundering and terrorist financing as contemplated by the USA PATRIOT Act and other laws and regulations.

        At the time of the opening of any new account, the Broker must obtain sufficient information from its customer to satisfy itself as to the identity of its client and the source of its funds as more fully set forth in this Paragraph 10.3.

        Broker acknowledges it has the primary relationship with the customer which Broker introduces to Fortis and therefore Broker is in the best position to know: (1) the client's identity; (2) the client's source of funds; (3) the client's intention for those funds; and (4) whether any particular transaction is unusual or suspicious for that particular client based on Broker's interaction with the client.

        Fortis acknowledges it: (1) will use all reasonable efforts to combat money laundering and terrorist financing; (2) shall assist Broker in fulfilling its anti-money laundering obligations by providing certain transaction monitoring tools and reports to help Broker detect money laundering and other suspicious activity; (3) shall engage in its own transaction monitoring of Broker's customers in cooperation with Broker; and (4) cooperate with Broker to detect money laundering and terrorist financing.

10.3.1    Broker's Responsibilities:

        a.    Anti-Money Laundering Obligations.    Broker hereby agrees and acknowledges that it is obligated to and hereby represents and warrants that it now does and will continue to comply with anti-money laundering law and regulations, including any future obligations that may be imposed on Broker by law or regulation, to know its customers, their source and use of funds, and to monitor for and identify suspicious activity.

b.    Anti-Money Laundering Program.    Broker has established and maintains an anti-money laundering program, consisting of, at a minimum, written internal policies, procedures and controls including a means for monitoring and identifying suspicious activity, the designation of an anti-money laundering compliance officer (whose identity shall be made known to Fortis and to the NASD), an ongoing employee training program, an independent audit function to test such programs annually, and any additional requirements set forth in the rules of any self-regulatory organization of which Broker is a member. Broker will allow Fortis access to such information as Fortis deems necessary in order for Fortis to test Broker's adherence to Broker's anti-money laundering program.

10.3.2    Broker to File CTRs and Provide Copies to Fortis.    Broker is responsible for filing currency transaction reports ("CTRs") and will provide a copy of all such reports to Fortis at the same time as they are filed in accordance with applicable regulations.

a.    Suspicious Activity Reports.    Broker shall be primarily responsible for filing suspicious activity reports on Form SAR-SF and shall coordinate such filing with Fortis. Broker shall, as soon as practical after identifying a suspicious activity and in any event prior to filing a suspicious activity report on SAR-SF, notify Fortis's Anti-Money Laundering Compliance Officer and shall, provided Broker and Fortis have made the filings contemplated by Paragraph 10.3.5 hereof, communicate with Fortis about the transaction for purposes of sharing information about the transaction and determining whether Broker or Fortis shall file the SAR-SF, unless such sharing of information is prohibited by law. Broker will provide Fortis with copies of all SAR-SFs and other communications it files with respect to accounts held at Fortis, unless prohibited by law. In addition, Broker shall promptly notify Fortis regarding any account activity Broker reasonably believes to be suspicious, not legitimate, not having a reasonably apparent explanation, or could support the filing of a Form SAR-SF.

b.    Other Transaction Reports.    Prior to filing any report with the Treasury Department, the IRS, the U.S. Customs Service or any regulatory body or organization relating to the reporting of currency transactions or the transfer of currency or monetary instruments into or outside of the United States, including, but not limited to, CTRs, CMIRs and SAR-SFs, Broker shall notify Fortis's Anti-Money Laundering Compliance Officer (unless such notification is prohibited by law) and cooperate with Fortis as Fortis may deem appropriate. Broker will provide Fortis with copies of all reports and other communications with respect to accounts held at Fortis that Broker files with the Treasury Department, the IRS, the U.S. Customs Service, or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States, or in regard to any suspicious activity, including, but not limited to, CTRs, CMIRs and SAR-SFs, unless the provision of such reports or communications is prohibited by law.

c.    Reports by Fortis.    Fortis reserves the right to make and file such suspicious activity or other reports as listed in Paragraph 10.3.2 when it deems it necessary or appropriate; and Broker recognizes that when Fortis does so, Fortis does not thereby assume any responsibility for making and filing reports on behalf of Broker and/or relieve Broker of its own responsibility for making and filing reports as necessary under U.S. or other laws and regulations. Fortis will provide Broker a copy of any such report that relates to an account for the Broker or a customer of the Broker, unless prohibited by law from doing so.

d.    Restrictions and Conditions on Certain Accounts.    Broker hereby agrees and acknowledges that it is obligated to comply with restrictions and conditions on opening and accepting certain accounts, including but not limited to, the following: (i) Know Your Customer and Government List Obligations, Including OFAC. At the time of the opening of any new account, Broker must obtain sufficient information from its customer to satisfy itself as to the identity of its client and the source of the client's funds. Broker also must satisfy itself that opening the account would not violate the provisions of various Executive Orders and regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or be subject to other restriction based on such relevant government lists as may be published from time to time. Broker will immediately inform Fortis of the existence of any account subject to an OFAC or government list restriction. As detailed below, Fortis uses interdiction software and will provide such relevant information as may from time to time be available to assist Broker in detecting possible OFAC and government list violations.

(ii)    Non-Resident Alien Accounts Carried Directly or Through an Investment Advisor.    For any account opened for a non-resident alien, Broker must record the customer's passport number and obtain a copy of the government document used to verify the individual's identity at the time the account is opened. Broker must also obtain a copy of a passport or other governmental identification for any of the following: the grantor/settlor of a foreign trust; and any beneficial owner of an offshore corporate account if: (1) the account is a personal holding company or private investment company; or (2) the beneficial owner of the entity which maintains the account holds more than a 10% interest in the entity. Broker may not open any introduced account for a personal holding company or private investment company if one or more beneficial owners are U.S. persons. With respect to those accounts involving investment advisers, Broker will conduct a sufficient inquiry to obtain and record information as outlined above about the adviser's customer, including ascertaining the identity of each beneficial owner, of any such account prior to opening the account.

g.    Restrictions on Numbered Accounts.    Broker will not establish or maintain specially coded or numbered accounts.

h.    Source and Use of Funds.    Broker shall undertake reasonable efforts to ascertain that the customer is not engaged in unlawful activities, the assets being invested have been legitimately obtained, and any disbursements to a customer or third party are for legitimate purposes.

i.    Transaction Reports and Transaction Monitoring Systems.    In order to detect suspicious activity, Broker shall avail itself of the transaction reports provided by Fortis or shall otherwise perform its own transaction monitoring in order to detect suspicious activity.

j.    CIP.    In order to induce reasonable reliance by Fortis on Broker with respect to Broker's customer identification program ("CIP"), Broker represents and warrants: (1) it has a written CIP consistent with Section 326 of the USA PATRIOT Act and the rules thereunder; (2) it is subject to a rule implementing 31 U.S.C. 5318(h); (3) it is regulated by a federal functional regulator as that term is defined under 31.C.F.R. § 103.120(a)(2); and (4) it will certify annually to Fortis that it has implemented an anti-money laundering program and will perform the requirements set forth in Broker's written CIP.

k.    Transaction Monitoring System.    The Broker may perform OFAC checks through the NASD website for purposes of detecting names of OFAC prohibited individuals, entities in countries and other adverse information about the customer ("negative verification").

10.3.3    Fortis's Responsibilities:

a.    Anti-Money Laundering Obligations.    Fortis hereby agrees and acknowledges that it is obligated to comply with anti-money laundering law and regulation, including any future obligations that may be imposed on Fortis, and that it is responsible to combat money laundering and terrorist financing. Fortis shall (1) make available to Broker such information as it may from time to time recognize as potentially useful through use of Fortis's various interdiction monitoring tools to help Broker detect possible money laundering and terrorist financing schemes, and (2) conduct various manual and systematic screenings to assist Broker in order to detect suspicious activity and OFAC and other government list violations. The actual systems and tools used for these purposes may vary from time to time, at Fortis's discretion.

b.    Anti-Money Laundering Program.    Fortis has established and will continue to maintain an anti-money laundering compliance program in accordance with § 352 of the USA PATRIOT Act as well as NYSE and NASD rules. Fortis further represents and warrants: (1) it has written anti-money laundering policies and procedures consistent with its role as a clearing broker; (2) it has a designated Anti-Money Laundering Compliance Officer (whose identity has been made known to Broker and the NASD); (3) it provides continuous anti-money laundering training to its employees; and (4) its anti-money laundering program is independently audited on an annual basis.

c.    Transaction Reports.    Fortis shall provide Broker with anti-money laundering and other useful activity reports which can be used to detect suspicious activity in order to assist Broker to meet its obligations. Fortis will offer training in the use of such reports. Fortis will also, upon request, provide Broker with relevant information in Fortis's possession that the Broker needs in order to file various required reports, including Forms CTR, CMIR, and SAR-SF and will provide such further assistance as may be reasonably required in the filing of such reports.

d.    Transaction Monitoring Systems.    Fortis shall perform its own transaction monitoring in order to detect suspicious activity.

e.    Notification if Fortis Detects Prima Facie Suspicious Activity.    Through its trained employees and the use of automated systems, Fortis may detect suspicious activity. In such circumstances, Fortis will contact Broker about the transaction for purposes of sharing information about the transaction, unless Fortis believes that Broker itself may be engaged in suspicious activity and/or Fortis would be prohibited by law from sharing with Broker information about the suspicious transaction. Nothing in this Paragraph is to be read to prohibit Fortis from filing its own suspicious activity and other reports, as it believes necessary or appropriate. Broker shall take such steps as Fortis may reasonably request in connection with any potential suspicious activity in an account, including closing the account.

f.    Incoming FedWires.    For all incoming federal fund wires ("FedWires"), Fortis or Fortis's clearing institution shall initially scan relevant information, including the remitter's name, address, and account number, and the originating bank's name and address (to the extent provided on an incoming wire) to detect possible OFAC restrictions.

g.    Outgoing FedWires for Third Parties.    As a general rule, Fortis will not process third party wires for the Broker. If requested in writing by the Broker, third-party wires are processed by Fortis on an exception basis. When allowed, for outgoing FedWires ordered to the delivery of a person or entity other than the account holder, Fortis shall review relevant information, including the payee's name, address, purpose, and account number, and the recipient bank's name and address, to detect possible violations of OFAC restrictions.

h.    Electronic Funds Transfer.    Fortis represents it has systems designed to comply with the Electronic Funds Transfer rule when processing disbursements on behalf of Broker. Fortis shall comply with the Electronic Funds Transfer rule based on information provided by Broker.

10.3.4    Bulletins and Other Informational Memoranda.    Fortis may from time to time issue Bulletins or other informational memoranda to Broker setting forth Fortis's policies and procedures regarding anti-money laundering and terrorist financing. Broker agrees to become familiar with such Bulletins and informational memoranda and to abide by them.

10.3.5    Cooperation.    Broker and Fortis shall cooperate with each other and exchange information to assist each other in detecting money laundering and terrorist financing. Fortis and Broker agree to consult with each other from time to time on the allocation of anti-money laundering responsibilities between them.

10.3.6    No Party to Cause Violation by the Other.    Neither party to this Agreement shall knowingly take any action to cause the other party to be in violation of any anti-money laundering laws or regulations.

11.0    RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

11.1    Receipt and Delivery of Funds and Securities.

11.1.1    Cashiering Functions.    Fortis shall perform cashiering functions for accounts introduced by Broker. These functions shall include receipt and delivery of securities; receipt and payment of funds. Broker acknowledges that security transactions between Broker and customer will be settled with the customers' clearing agent on a delivery versus payment or receipt versus payment basis.

11.1.2    Purchases and sales.    Broker shall be responsible for purchases and sales (including transactions on a "when issued" basis) made for customers until actual and complete payment has been received by Fortis. Broker shall not introduce accounts requiring settlement on a "delivery versus payment" or "receive versus payment" basis unless such account utilizes the facilities of a securities depository or qualified vendor as defined in NYSE Rule 387, for all depository eligible transactions. Broker shall be responsible for sales (including those on a "when issued" basis), until Fortis has received, in acceptable form, the securities involved in the transaction. If Fortis does not receive delivery of securities in an acceptable form, Fortis may buy-in all or part of the securities.

11.1.3    Failure to Settle or Pay.    In the event of a failure to timely deposit required funds or securities, Fortis may take appropriate remedial action. Without waiving or otherwise limiting its right to take other remedial action, Fortis may at its option charge interest at rates as agreed in Schedule A ("Fully Disclosed Pricing Schedule") to this Agreement. Broker may pass such charges on to its customers but Broker remains responsible therefor until actually paid.

11.1.4    Check Writing Authority.    Fortis does not offer any check writing facilities and services.

11.1.5    Restricted and Control Stock Requirements.    Broker shall be responsible for determining whether any securities held in Broker's or its customer accounts are restricted or control securities as defined by applicable laws, rules, or regulations. Broker is responsible for assuring that orders and other transactions executed for such securities comply with such laws, rules, and regulations.

11.1.6    Corporate Action Requests/Soliciting Dealer Agreements.    Broker requests and authorizes Fortis to execute as Broker's agent-in-fact any and all Soliciting Dealer Agreements for corporate actions involving securities or other interests held by Broker's customers on the books of Fortis. Fortis agrees to provide notice of the pending corporate action to Broker at its designated locations. Fortis further agrees to collect and submit corporate action requests from Broker and submit them to the soliciting party in accordance with the instructions received from the soliciting party. Fortis agrees to use its best efforts to communicate corporate action information to Broker and, where applicable, Broker's customers, but shall not be liable for a) any delays in the communication of corporate action information or b) delays in the transmission of collected corporate action requests to the soliciting party unless caused by Fortis's gross negligence. All fees received from the soliciting party will be credited to Broker. In consideration of providing this service to Broker, Broker agrees to indemnify and hold harmless Fortis, its affiliates, officers, agents and employees from all claims, suits, investigations, damages and defense costs (including reasonable attorney's fees) that arise in connection with this Paragraph.

12.0    SAFEGUARDING OF FUNDS AND SECURITIES

        Except as otherwise provided in this Agreement, Fortis shall be responsible for the safekeeping of all money and securities received by it pursuant to this Agreement. However, Fortis will not be responsible for any funds or securities delivered by a customer to Broker until such funds or securities are actually received by Fortis or deposited in bank accounts maintained by Fortis.

13.0    CONFIRMATIONS AND STATEMENTS

13.1    Preparation and Transmission of Confirmations and Statements.    Fortis shall prepare confirmations and summary periodic statements and shall, to the extent required by the Rules, transmit them to customers and Broker in a timely fashion except to the extent the parties agree in writing that Broker may transmit confirmations to customers. Confirmations and statements shall be prepared on forms disclosing that the account is carried on a fully-disclosed basis for the Broker in accordance with applicable rules, regulations, and interpretations. Broker will have the ultimate regulatory responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

13.2    Examination and Notification of Errors.    Broker shall examine all confirmations, statements, and other reports in whatever medium provided to Broker by Fortis. Broker must notify Fortis of any error claimed by Broker in any account; as to purchase and sales transactions prior to settlement date and as to all other transactions within the time in which Fortis is able to, without violating applicable law, reverse the transaction. Fortis shall not be liable under any circumstances for any expense, claim, loss, or damage suffered by the Broker, Client, or any third person arising out of or caused by any errors, failures, or omissions that shall have been reported promptly and timely by Fortis in reports, statements, or other advice to the Broker, which errors, failures, or omissions the Broker shall not have promptly advised Fortis to remedy or correct. If Broker fails to do so, Broker shall be deemed to have waived its right to make any claim against Fortis with respect to such error.

14.0    SETTLEMENT OF TRANSACTIONS

14.1    Responsibility to Accept or Reject Trades.    Fortis shall settle transactions in customers' accounts and release or deposit money or securities to or for accounts, but only upon Broker's instructions.

14.2    Responsibility for Errors in Execution.    Broker shall be responsible for transmission to Fortis of all orders and for any errors in the Broker's recording or transmission of such orders.

15.0    OTHER OBLIGATIONS AND RESPONSIBILITIES OF BROKER

15.1    Provision of Financial Information.    Broker shall furnish Fortis copies of FOCUS Reports, financial statements for the current fiscal year, the executed Forms X-17a-5 (Parts I and IIA) filed with the SEC, any amendments to Broker's Form BD, and any other regulatory or financial reports Fortis may from time to time require. Broker shall provide such reports to Fortis at the time Broker files such reports with its primary examining authority.

15.2    Executing Brokers.    If Broker wishes to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994, from the Division of Market Regulation of the Securities and Exchange Commission, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter"), then all terms herein shall have the same meaning as ascribed thereto either in the Agreement or in the No-Action Letter as the sense thereof shall require. Broker may, from time to time, execute trades for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. (The No-Action Letter requires, inter alia, that a contract be executed between Fortis and Prime Broker, and between Broker and Prime Brokerage Customer prior to the transaction of any business hereunder.) Broker shall promptly notify Fortis, but in no event later than 5:00 p.m. New York time, of trade date in a mutually acceptable fashion, of such trades in sufficient detail for Fortis to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage

Account to the relevant Prime Broker. Broker understands and agrees that if Prime Broker shall disaffirm or "dk" any trade executed by Broker on behalf of a Prime Brokerage Account, Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to this Agreement. Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Broker and a Prime Brokerage Customer or between Fortis and relevant Prime Broker. Broker further agrees to supply Fortis with such documents, papers and things, which from time to time are reasonably required by Fortis to carry out the intention of this Paragraph. Broker agrees that it shall know its customer, obtain appropriate documentation, including new account form, conduct its own credit check and determine the availability of shares as required for processing of any short sales. Broker shall maintain facilities to clear any disaffirmed trades.

15.3    Currency Fluctuation.    If Broker directs Fortis to enter into any transaction to be effected on any securities exchange or in any market on which transactions are settled in a foreign currency, (i) any profit or loss arising as a result of a fluctuation in the rate of exchange between such currency and the United States Dollar shall be entirely for Broker's account and risk, (ii) all initial and maintenance margin deposits required or requested by Fortis shall be in the currency required by the applicable marketplace or clearing agency in such amounts as Fortis in its sole discretion may require, and (iii) Fortis is authorized to convert funds in the account into and from such foreign currency at rates of exchange prevailing at the banking or other institutions with which Fortis normally does business.

16.0    OTHER OBLIGATIONS AND RESPONSIBILITIES OF FORTIS

16.1    Use of Third-Party Services.    Subject to Paragraph 18 hereof, Fortis may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not necessarily limited to, pricing services or proxy mailing services) assigned to Fortis under this Agreement.

16.2    Tax Withholding.    Broker hereby agrees to take necessary measures to comply with the income tax withholding requirements of Section 3406 and Sections 1441 through 1446 (the nonresident alien withholding requirements) of the Internal Revenue Code of 1986, as amended ("IRC") with respect to its customer accounts. Broker agrees to furnish to Fortis any tax information, e.g., taxpayer identification numbers and certifications provided by the customer on IRS Forms W-8, W-8BEN, W-8IMY, W-8EXP, W-8ECI, W-9, or any acceptable substitute in its possession relating to each customer account transferred to Fortis and to each future customer account opened. Broker acknowledges that Fortis will rely on such information for purposes of determining Fortis's obligation to withhold federal income tax pursuant to Sections 1441 through 1446 and 3406 of the Internal Revenue code. Broker hereby authorizes Fortis to employ any procedures permitted under applicable law or regulation to achieve compliance with its withholding obligations under federal income tax law.

17.0    DAMAGES

        As between the parties, neither party shall be liable for special, indirect, incidental, consequential or punitive damages, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if the parties have been advised of the possibility of such damages. Broker and Fortis each agree not to assist any claim for punitive damages against the other.

18.0    LIABILITY

18.1    Liability of Fortis

18.1.1    Fortis Indemnification.    In addition to any other obligations it may possess under other provisions of this Agreement, Fortis shall indemnify, defend, and hold harmless Broker from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees with respect to the services provided by Fortis under this Agreement.

18.1.2    Except when arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees, Fortis shall not be liable for any expense, claim, loss or damage that the Broker, Broker or any third person may suffer by reason of any delay the Broker or Fortis may experience in obtaining:

  (a)
  securities from any clearing agent, transfer agent, Federal Reserve book entry system, issuer, broker, dealer, Broker or third person; or

  (b)
  moneys from a Broker of the Broker, bank, clearing agent, the Federal Reserve wire transfer system or third person.

18.1.3    Except when arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees, Fortis shall not be liable for any expense, claim, loss or damage suffered by the Broker, Broker or any third person due to Fortis's failure to follow any special terms or conditions on receipts from or deliveries to one or more persons imposed by the Broker at its discretion from time to time.

18.1.4    Except when arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees, Fortis shall not be liable for any expense, claim, loss or damage the Broker, Broker or any third person may suffer because any security received or delivered by Fortis shall be invalid or fraudulent by reason of

  (a)
  any failure of signature by an unauthorized person on a written instrument;

  (b)
  forgery or wrongful alteration of a written instrument; or

  (c)
  inaccuracy, incompleteness or falsity of data transmitted by computer tape, terminal or other computer facilities or in a written instrument if Fortis shall have had reason to believe that such instrument, instruction or data was for the account or benefit of the Broker or that the writing was signed by or the data or computer tape was transmitted by an appropriately authorized person.

18.1.5    Fortis may act on oral instructions from a person Fortis reasonably believes to be authorized to give such instructions, and the Broker will be so bound except as to instructions given after the opening of business on the second Business Day after receipt by Fortis of a signed written notice from the Broker that such person is not so authorized. Except when arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees, Fortis shall not be liable for any expense, claim loss or damage the Broker, Broker or any third person may suffer by reason of Fortis acting upon any instructions (whether written or oral or via computer facilities) or any notice, request, waiver, consent receipt or other document which Fortis reasonably believes to be genuine or transmitted by authorized persons.

18.1.6    In performing its obligations pursuant to this Agreement, Fortis may use such agents, clearing agents, correspondents, custodians, and securities depositories as Fortis, in its discretion, deems necessary, appropriate or desirable, including, but not limited to

  (a)
  DTC,

  (b)
  Midwest Securities Trust Corporation,

  (c)
  National Securities Clearing Corporation,

  (d)
  International Securities Clearing Corporation,

  (e)
  Fixed Income Clearing Corporation,

  (f)
  Clearstream,

  (g)
  Euroclear, and

  (h)
  Federal Reserve Book Entry System.

Except when arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees, Fortis shall not be liable for any expense, claim, loss or damage the Broker, Broker or any third person may suffer by reason of any action or omission to act on the part of such agents, clearing agents, correspondents, custodians or securities depositories except that Fortis shall pay the Broker an allocable portion of any recovery by Fortis from such agents, clearing agents, correspondents, custodians or securities depositories with respect to such action or omission to act.

18.1.7    All releases and indemnities provided for in this Paragraph 18 shall survive termination of this Agreement. This shall remain the case notwithstanding any notification by the Broker, Broker or any third person to Fortis of any such loss, injury or damage.

18.1.8    Except when arising out of any negligent, reckless, willful, fraudulent, or criminal act or omission on the part of any of Fortis's officers or employees, Fortis's liability (whether in contract, tort or otherwise) to the Broker for any failure, delay or error shall in no circumstances exceed the sum of:

  (a)
  any interest the Broker may fail to earn or any interest the Broker may incur as a result of such failure, delay or error; and

  (b)
  the Clearing Fee payable in respect of the relevant Transaction less any fee or interest received by the Broker which the Broker would not have been entitled to receive if the failure, delay or error had not occurred.

18.1.10    To the extent not prohibited by the Applicable Rules, the Broker agrees to release, indemnify, and hold harmless Fortis, its officers, directors, employees, agents, and affiliated persons for:

  interpretations set forth in the SEC's No-Action Letter regarding Proprietary Accounts of Introducing Brokers and Dealers (PAIB) dated November 3, 1998:

20.1    Fortis will perform a separate computation for PAIB assets (PAIB reserve computation) of Broker in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 (customer reserve formula) with the following modifications:

  a.
  Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula will not be included as a credit in the PAIB reserve computation;

  b.
  Note E(3) to Rule 15c3-3a, which reduces debit balances by one percent under the basic method and subparagraph (a)(I)(ii)(A) of Rule 15c3-1, which reduces debit balances by three percent under the alternative method will not apply; and

  c.
  Neither Note E(I) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges is applicable to the PAIB reserve computation.

20.2    PAIB reserve computation will include all the proprietary accounts of Broker. All PAIB assets will be kept separate and distinct from customer assets under the customer reserve computation set forth in SEC Rule l5c3-3.

20.3    PAIB reserve computation will be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

20.4    Fortis will establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of PAIB Customers" with a bank in conformity with the standards of Rule 15c3-3(f) (PAIB Reserve Account). Cash and/or qualified securities as defined in the Rule will be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

20.5    If the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula cannot be satisfied with excess debits from the PAIB reserve computation.

20.6    Within two business days of entering into this Agreement, Broker must notify its designated examining authority ("DEA") in writing that it has entered into a PAIB agreement with its clearing broker-dealer.

20.7    Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Fortis will immediately notify its DEA and the SEC. Unless a corrective plan is found to be acceptable by the SEC and the DEA, Fortis will provide written notification within five business days of the date of discovery to Broker that PAIB assets held by Fortis will not be deemed allowable assets for net capital purposes.

20.8    To the extent applicable, commissions receivable and other receivables of Broker from Fortis (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of the Broker and as payables on the books of Fortis.

21.0    COMMUNICATION

21.1    Notice to Customers.    Broker shall, upon the opening of an account pursuant to Paragraph 5 of this Agreement, mail to each customer a copy of the notice to customers required by NYSE Rule 382(c) and NASD Rule 3230(g).

21.2    Customer Complaint Reporting and Customer Notification.    Broker authorizes and instructs Fortis to forward promptly any written customer complaint received by Fortis regarding Broker and/or its associated persons relating to functions and responsibilities allocated to Broker under this Agreement to a) Broker and b) Broker's DEA designated under Section 17 of the Securities and Exchange Act of 1934, as amended, or, if none, to Broker's appropriate regulatory agency or authority. Further, Broker authorizes Fortis to notify the customer, in writing, that Fortis has received the complaint, and the complaint has been forwarded to Broker's DEA (or, if none, to the appropriate regulatory agency).

21.3    Restriction on Advertising.    Neither Fortis nor Broker shall utilize the name of the other in any way without the other's prior written consent except to disclose the relationship between the parties. Neither party shall employ the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker.

21.4    Linking Between Sites.    Without express written authorization, neither party may provide or allow an electronic hyperlink directly from its service or site on the Internet or another site over which that party has control to the service or site on the Internet of the other party.

22.0    TERMINATION OF AGREEMENT

  This Agreement shall continue until terminated as hereinafter provided:

22.1    Termination upon 90-Day Notice.    This Agreement may be terminated by either party without cause upon ninety days prior notice.

22.2    Immediate Termination.    This Agreement may be terminated by Fortis or Broker immediately in the event that (a) the other party is enjoined, disabled, suspended, prohibited, or otherwise becomes unable to engage in the securities business or any part of it by operation of law or as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, or any regulatory or self-regulatory organization having jurisdiction over such party or (b) the other party (i) becomes or is declared insolvent; (ii) voluntarily files or is the subject of, a petition commencing a case under any chapter of Title 11 of the United States Code; (iii) makes a general assignment for the benefit of its creditors; (iv) admits in writing its inability to pay its debts as they mature; (v) sells or enters into negotiations to sell all or substantially all of its assets; (vi) files an application or consents to the appointment of, or there is appointed, any receiver, or a permanent or interim trustee of that party or any of its subsidiaries, as the case may be, or all or any portion of its property, including, without limitation, the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors; (vii) files a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or (viii) takes any corporate action for the purpose of effecting any of the foregoing.

22.3    Conversion of Accounts.    In the event that this Agreement is terminated for any reason, Broker shall arrange for the conversion of Broker's and its customer accounts to another clearing broker or to Broker if it becomes self-clearing. Broker shall give Fortis Notice (the "Conversion Notice") of: (i) the name of the broker that will assume responsibility for clearing services for customers and Broker; (ii) the date on which such broker will commence providing such services; (iii) Broker's undertaking, in form and substance satisfactory to Fortis, that Broker's agreement with such clearing broker provides that such clearing broker will accept on conversion all Broker and customer accounts then maintained by Fortis; and (iv) the name of an individual or individuals within new clearing broker's organization whom Fortis may contact to coordinate the conversion. The Conversion Notice shall accompany Broker's notice of termination given pursuant to this Paragraph.

22.4    Survival.    Termination of this Agreement in any manner shall not release Broker or Fortis from any liability or responsibility with respect to any representation or warranty or transaction effected on the books of Fortis.

23.0    CONFIDENTIALITY

23.1
"Confidential Information" of a party shall mean all data and information submitted to the other party or obtained by the other party in connection with the services, including information relating to a party's customers (which includes, without limitation, Non-Public Personal Information as that term is defined in Securities and Exchange Commission Regulation S-P), technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets, copyrightable subject matter and other proprietary information.

23.2
All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's consent. Each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, agents, subcontractors and employees to the extent such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by Gramm-Leach-Bliley Act of 1999 ("GLBA"), which amends the Securities and Exchange Act of 1934, as it may be amended from time to time, the regulations promulgated by the Securities and Exchange Commission thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this Paragraph shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non- disclosing party of such order) and shall not apply with respect to information which (i) is developed by the other party without violating the disclosing party's proprietary rights; (ii) is or becomes publicly known (other than through unauthorized disclosure); (iii) is disclosed by the owner of such information to a third party free of any obligation of confidentiality; (iv) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into between the parties before the effective date of this Agreement; or (v) is rightfully received by a party free of any obligation of confidentiality. If the GLBA, the regulations promulgated by the Securities and Exchange Commission thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this Paragraph.

23.3
Paragraphs 23.1 through 23.2 shall survive the termination of this Agreement.

24.0
ACTION AGAINST CUSTOMERS BY FORTIS

        Fortis may, in its sole discretion and at its own expense and, upon written notice to and consent by Broker, whose consent will not be unreasonably withheld, institute and prosecute in its name any action or proceeding against any of Broker's customers in relation to any controversy or claim arising out of Fortis's transactions with Broker or with Broker's customers. Nothing contained in this Agreement shall be deemed either (a) to require Fortis to institute or prosecute such an action or proceeding; or (b) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker assigns to Fortis its rights against its customer as necessary to effectuate the provisions of this Paragraph. If Broker does not consent to Fortis's institution or prosecution of an action or proceeding against the Broker's Customer pursuant to this paragraph, then Broker agrees to fulfill all of the customer's matured obligations to Fortis.

25.0
NOTICES

        Any Notice required or permitted to be given under this Agreement shall be sufficient only if it is in writing and sent by hand or by certified mail, return receipt requested, to the parties at the following address:

        Broker:

  Keefe, Bruyette & Woods, Inc.
  787 Seventh Avenue
  4th Floor
  New York, NY 10019
  Attn: Robert Giambrone

        Fortis:

  Fortis Securities LLC
  520 Madison Avenue
  New York, NY 10022
  Attn:

26.0
ARBITRATION

26.1    Arbitration Requirement.    Any dispute between Broker and Fortis that cannot be settled shall be taken to arbitration as set forth in Paragraph 26.3 below.

26.2    ARBITRATION DISCLOSURE.

  •
  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

  •
  THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

  •
  PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

  •
  THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

  •
  THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

26.3    ARBITRATION AGREEMENT.

    ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., OR NASD DISPUTE RESOLUTION, INC. (OR THEIR SUCCESSOR FIRMS), AND IN ACCORDANCE WITH THE THEN RULES OBTAINING OF THE SELECTED ORGANIZATION AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

    NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

27.0    GENERAL PROVISIONS

27.1    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Fortis. No assignment of this Agreement or any rights, including those to indemnification hereunder by Broker shall be effective unless Fortis's written consent shall be first obtained.

27.2    Severability.    If any provision of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.

27.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

27.4    Entire Agreement Amendments and Duties Not Specifically Enumerated Herein.    This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and all prior discussions, agreements, and promises, written or oral, are merged herein. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties. Fortis shall not be responsible or liable for failure to perform any duties not specifically enumerated herein.

27.5    Captions.    Captions herein are for convenience only and are not of substantive effect.

27.6    Choice of Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws or principles thereof. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

27.7    Citations.    Any reference to the rules or regulations of the SEC, NASD, the NYSE, or any other regulatory or self-regulatory organization are current citations. Any changes in the citations (whether or not there are any changes in the text of such rules or regulations) shall be automatically incorporated herein.

27.8    Construction of Agreement.    Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Fortis and Broker or between Broker and other brokers for whom Fortis may perform the same or similar services.

27.9    Third-Parties.    This Agreement is between the parties hereto and is not intended to confer any benefits on third-parties including, but not limited to, customers of Broker.

27.10    Non-Exclusivity of Remedies.    The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy, or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy, or privilege. No single, partial, or other exercise of any such right, power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.

27.11    SIPA; Rule 15c3-3.    All introduced customers are the customers of Broker except as provided under the Securities Investor Protection Act ("SIPA") and SEC financial responsibility rules. Nothing in this Paragraph will otherwise change or affect the provisions of this Agreement which provide that the customer account remains Broker's customer account for all other purposes, including but not limited to, supervision, suitability and indemnification.

27.12    Provision of Reports and Exception Reports.    On or before the effective date of this Agreement and annually thereafter, Fortis shall provide to Broker, pursuant to NYSE Rule 382(e) and NASD Rule 3230(c), a list of all reports it offers to Broker. Broker shall promptly advise Fortis, in writing, of those specific reports it elects to receive. Fortis and Broker each represent that their obligations relative to exception reports, pursuant to NYSE Rule 382(e) and NASD Rule 3230(c) have been completed.

27.13    Force Majeure.    Neither party shall be liable for any loss caused, directly or indirectly, resulting from any circumstances beyond its reasonable control, including without limitation, labor disputes, riots, sabotage, insurrection, fires, flood, storm, explosions, earthquakes, electrical power failures, acts of God or nature, war, both declared or undeclared, or acts of terrorism.

27.14    Audio Taping of Telephone Conversations.    Each party understands that for quality control, dispute resolution or other business purposes, the parties may record some or all telephone conversations between them. Each party hereby consents to such recording and will inform its employees, representatives and agents of this practice. It is further understood that all such conversations are deemed to be solely for business purposes.

        IN WITNESS WHEREOF the parties have hereto affixed their hands and seals by their duly authorized officers on the day and date first above written.

        This Agreement contains a pre-dispute arbitration clause in Paragraph 26. The parties acknowledge receiving a copy of this Agreement.

    BROKER:

    By:

    Title:

    FORTIS SECURITIES LLC

    By:

    Title:

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FULLY DISCLOSED CLEARING AGREEMENT OF KEEFE, BRUYETTE & WOODS, INC.